Exhibit 5.1

Letterhead of Lowenstein Sandler LLP

August 10, 2017

Celldex Therapeutics, Inc.

Perryville III Building, 53 Frontage Road, Suite 220,

Hampton, New Jersey 08827

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Celldex Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an additional 200,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Celldex Therapeutics, Inc. Amended and Restated 2004 Employee Stock Purchase Plan, as amended effective as of June 15, 2017 (the “2004 Plan”).

In connection with rendering this opinion, we have examined the 2004 Plan and the amendment thereto and such corporate records, certificates and other documents and such questions of law as we have considered necessary and appropriate for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity of original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, upon issuance and delivery as contemplated by the 2004 Plan, will be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

The opinion expressed herein is limited to the corporate laws of the State of Delaware, as in effect on the date hereof, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP